Burke & Herbert Financial Services Corp. and Summit Financial Group, Inc. Announce Receipt of Regulatory Approvals and Closing Date for Merger of Equals

Burke & Herbert Annual Shareholder Meeting Date Established

April 19, 2024

ALEXANDRIA, Va. and MOOREFIELD, W.Va., April 19, 2024 /PRNewswire/ -- Burke & Herbert Financial Services Corp. ("Burke & Herbert") (Nasdaq: BHRB) and Summit Financial Group, Inc. ("Summit") (Nasdaq: SMMF) today announced receipt of all required regulatory approvals or waivers necessary to complete the previously announced merger of equals pursuant to the Agreement and Plan of Reorganization, dated as of August 24, 2023, by and between Burke & Herbert and Summit. The merger is expected to close on May 3, 2024, pending satisfaction of customary closing conditions.

In addition, the Burke & Herbert board of directors has established July 15, 2024, as the date for its annual shareholder meeting for shareholders of record as of May 7, 2024.

About Burke & Herbert Financial Services Corp.

Burke & Herbert Financial Services Corp. is the $3.6 billion financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers' banking, borrowing, and investment needs and has over 20 branches throughout the Northern Virginia region and commercial loan offices in Fredericksburg, Loudoun County, and Richmond, Virginia, and in Bethesda, Maryland. Learn more at www.burkeandherbertbank.com.

About Summit Financial Group, Inc.

Summit Financial Group, Inc. is the $4.6 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the greater Washington, D.C. metropolitan area, Virginia, Kentucky, the Eastern Shore of Maryland and Delaware. Summit's focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, as well as over 50 full-service branch locations. More information on Summit Financial Group, Inc., headquartered in West Virginia's Eastern Panhandle in Moorefield, is available at mysummit.bank.

Forward-looking Statements

This communication includes “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Burke & Herbert regarding the proposed merger, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed merger; the expected cost savings, synergies, returns, and other anticipated benefits from the proposed merger; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing, and closing of the proposed merger.

Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and Summit; the outcome of any legal proceedings that may be instituted against Burke & Herbert or Summit; the possibility that the proposed merger will not close when expected, or at all; the ability of Burke & Herbert and Summit to meet expectations regarding the timing, completion, and accounting and tax treatments of the proposed merger; the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the common stock of either or both parties to the proposed merger; the possibility that the anticipated benefits of the proposed merger will not be realized when expected, or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and Summit do business; certain restrictions during the pendency of the proposed merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes, or at all and to successfully integrate Summit’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed merger may be lower than expected; Burke & Herbert’s and Summit’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed merger; effects of the announcement, pendency, or completion of the proposed merger on the ability of Burke & Herbert and Summit to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed merger and other factors that may affect future results of Burke & Herbert and Summit; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Burke & Herbert’s Annual Report on Form 10–K for the year ended December 31, 2023, and other reports Burke & Herbert files with the SEC.

CONTACT:
Investor Relations
703-666-3555
bhfsir@burkeandherbertbank.com